EXHIBIT 23.1

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our report dated August 28, 1998 included in Corinthian Colleges, Inc.'s Form S-1 for the year ended June 30, 1998 and to all references to our Firm in this registration statement.

                              /s/ Arthur Andersen LLP
                                  Arthur Andersen LLP

Orange County, California
May 21, 1999

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